Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT is dated November 6, 2008 by and between Evercore Partners, Inc. (the “Company”), Evercore, L.P. (the “Partnership”) (Company and Partnership, each and collectively, the “Employer”) and Pedro Carlos Aspe Armella (“Executive”).

WHEREAS, the Employer and Executive are parties to an Amended and Restated Employment Agreement dated February 11, 2008 (the “Employment Agreement”); and

WHEREAS, the Employer and Executive desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of these premises and intending to be legally bound hereby, the Employment Agreement is hereby amended as follows, effective on the date first above written:

1.	Section 4(b)(i) is hereby amended by adding the following to the end thereto:

“Notwithstanding the above, for Fiscal Year 2008 and each subsequent Fiscal Year occurring during the Term, the Compensation Committee of the Board shall determine the amount of the Profit Annual Bonus in its sole discretion.”

2.	The Employment Agreement, as amended by the foregoing change, is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.

EVERCORE PARTNERS INC.

By: /s/ Adam B. Frankel Name: Adam B. Frankel Title: General Counsel

EVERCORE L.P.

By: /s/ Adam B. Frankel Name: Adam B. Frankel Title: General Counsel

PEDRO CARLOS ASPE ARMELLA

/s/ Pedro Aspe